EXCLUSIVE MARKETING AGREEMENT

This Exclusive Marketing Agreement (the “Agreement”) is made and entered into effective as of November 14, 2007 by and between the following parties in Beijing, People’s Republic of China (the “PRC”):

Party A:  Trans Pacific Shipping Ltd., a wholly foreign-owned enterprise duly established and valid existing under the laws of the PRC.

Registered Address:	Rm. 1208b Tower D Qingye Building
No.9 Wangjingbeilu
Chaoyang District, Beijing

Party B:  Sino-Global Shipping Agency Ltd., a limited liability company duly established and valid existing under the laws of the PRC.

Registered Address:	Building 9 Rm. 1208
Wangjingbeilu
Chaoyang District, Beijing

WHEREAS, Party A owns resources and customer advantages unparalleled in the field of Party B’s business.

WHEREAS, both parties agree to enter this Agreement in accordance with the terms and conditions described below.

NOW THEREFORE, through mutual negotiation, the Parties hereto agree as follows:

ARTICLE I

CUSTOMER AND FINANCIAL SUPPORT

(a) Party A shall provide customer and financial support to Party B as follows:

(i) Party A shall provide Party B with world-wide customer resource services.

(ii) Party A shall provide Party B with financial support if Party B meets difficulty in obtaining funds for operation (relevant terms and conditions will mutually agreeable to both Parties).

(iii) Party A shall offer Party B business opportunities by extending Party B’s business propaganda and visiting potential and existing customers.

(iv) Party A shall offer Party B opportunities to join trade societies and organizations, including ASBA (Association of Ship Brokers and Agents, (U.S.A.) Inc.) and MA (Connecticut Maritime Association), etc.

(b) Party A shall be the exclusive provider of marketing services to Party B. Party B shall not accept all or any of the marketing services provided by Party A from any other third party without the prior written consent of Party A.

ARTICLE II

SERVICE FEES

(a) As consideration for the services provided by Party A under Article I(a) of this Agreement, Party B shall pay a service fee to Party A in accordance with Article II(b) of this Agreement.

(b) During the term of this Agreement, Party B shall pay Party A a service fee equal to 85% of Party B’s net profit per month.

(c) Party B shall pay such service fees to Party A on a quarterly basis. During the term of this Agreement, Party B shall make the payment of the last quarter’s service fee to Party A’s appointed bank account within 15 working days after the beginning of each new quarter. Party B shall send Party A a written report of service fees on a quarterly basis. Party B shall fax or mail the copies of the remittance.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

(a) Representations and Warranties of Party A

Party A hereby represents and warrants as follows:

(i) Party A is a company duly registered and validly existing under the laws of the PRC and is authorized to enter into this Agreement.

(ii)Party A has the power to execute and perform this Agreement in accordance with its constitutional documents and has taken all necessary action to obtain all consents and approval to execute and perform this Agreement. The execution and performance of this Agreement by Party A do not and will not result in any violation of enforceable or effective laws or contractual limitations.

(iii)Upon the execution of this Agreement, this Agreement shall constitute a legally binding document of Party A, enforceable against it in accordance with its terms.

(b) Representations and Warranties of Party B

Party B hereby represents and warrants as follows:

(i) Party B is a company duly registered and valid existing under the laws of the PRC and is authorized to enter into this Agreement.

(ii) Party B has the power to execute and perform this Agreement in accordance with its constitutional documents and has taken all necessary action to obtain all consents and approval to execute and perform this Agreement. The execution and performance of this Agreement by Party B do not and will not result in any violation of enforceable or effective laws or contractual limitations.

(iii) Upon the execution of this Agreement, this Agreement shall constitute a legally binding obligation of Party B, enforceable against it in accordance with its terms.

ARTICLE IV

CONFIDENTIALITY

(a) If any confidential information exists in the documents provided hereunder by either Party to the other Party, the disclosing party shall mark such documents with the following: “Strictly Confidential. Disclosing, Reproducing or Transferring This Information to any Third Party Without Permission is Prohibited.”

(b) Each Party shall protect and maintain the confidentiality of the other Party’s confidential information and shall not make use of any confidential information of the other Party unless otherwise stipulated in this Agreement and for the purpose of this Agreement.

(c) This Agreement shall not grant any Party any rights, benefits or qualifications to the other Party’s confidential information.

(d) Pursuant to this Agreement, the term “confidential information” shall mean any technology information or business operation information which is unknown to the public, can bring about economic benefits, has practical utility and about which a Party has adopted secret-keeping measures.

ARTICLE V

INTELLECTUAL PROPERTY

Party A shall be the sole and exclusive owner of all right, title and interest to any and all intellectual property rights arising from the performance of this Agreement (including but not limited to, copyrights, patent, know-how, commercial secrets and others).

ARTICLE VI

INDEMNITIES

Party B shall indemnify Party A against any loss, damage, liability or expenses suffered or incurred by Party A as a result of or arising from any litigation, claim or compensation request relating to the marketing provided to Party B.

ARTICLE VII

EFFECTIVENESS AND TERM OF THIS AGREEMENT

(a) This Agreement shall be executed and come into effect as of the date first set forth above. The term of this Agreement shall be twenty-five (25) years from the date hereof unless earlier terminated as set forth in this Agreement or upon the mutual agreement of the Parties.

(b) This Agreement may be extended prior to termination for one or more twenty-five (25) year terms upon written notice by Party A, provided such extension is permitted by law and subject to the approval of the registration administration for the extension of Party B’s business duration. The parties will cooperate to renew this Agreement if such renewal is legally permitted at the time.

ARTICLE VIII

TERMINATION OF THE AGREEMENT

(a) The Agreement shall automatically terminate on the day that is the twenty-fifth (25th) anniversary of the date hereof unless otherwise extended in accordance with this Agreement.

(b) During the term of this Agreement, Party B may not terminate this Agreement except in the case of gross negligence, fraud action, or other illegal action or bankruptcy of Party A. Notwithstanding the above, Party A may terminate this Agreement upon thirty (30) days’ prior written notice to Party B.

(c) The rights and obligations of the both Parties under Article IV and Article V of this Agreement shall survive the termination of this Agreement.

ARTICLE IX

NOTICES

Any notice provided by either Party hereto shall be in writing. Where such notice is delivered personally, the time of notice shall be the time when such notice is received by the addressee. Where such notice is transmitted by telex or facsimile, the time of notice shall be the time when such notice is transmitted. If such notice does not reach the addressee on business date or reaches the addressee after business hours, the date of notice shall be the next business day. The place of proper delivery shall be the address first written above for each of the Parties or such other address as a Party may provide to the other in writing. Written delivery shall include fax and telefax.

ARTICLE X

ASSIGNMENT

Party B may not assign or transfer its rights or obligations under this Agreement to any third party without prior written consent of Party A.

ARTICLE XI
.
SEVERABILITY

If any of the terms of this Agreement is deemed to be invalid, illegal or unenforceable, the validity and enforceability of the other terms hereof shall nevertheless remain unaffected.

ARTICLE XII

AMENDMENTS AND SUPPLEMENTS

Any amendment or supplement to this Agreement shall be effective only if it is made in writing and signed by both of the Parties hereto. Any amendment or supplement duly executed by the Parties shall be part of this Agreement and shall have the same legal effect as this Agreement.

ARTICLE XIII

DISPUTE SETTLEMENT

(a) Friendly Consultation

The Parties shall strive to settle any disputes or claims arising from this Agreement or in connection with this Agreement through mediation.

(b) Arbitration

In the event no settlement can be reached through consultation within sixty (60) days of the first written request of one Party for such consultation, either Party may submit such matter to the China International Economic and Trade Arbitration Committee for arbitration. The arbitration shall be held in Beijing, PRC.

ARTICLE IV

GOVERNING LAW

This Agreement shall be governed by, construed in all respects and performed in accordance with the laws of the PRC.

ARTICLE XV

LANGUAGES

This Agreement is executed both in Chinese and English. The Chinese version will prevail in the event of any inconsistency between the English and any Chinese translations thereof.

[Remainder of Page Left Intentionally Blank - Signature Page Follows]

IN WITNESS WHEREOF, both Parties executed this Agreement on the date first above written.

Party A: Trans Pacific Shipping Ltd.

(seal)	/s/ Cao Lei
Legal Representative
Date: November 14, 2007

Party B: Sino-Global Shipping Agency Ltd.

(seal)	/s/ Cao Lei
Legal Representative
Date: November 14, 2007